UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 11, 2024
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MPLX LP
(Exact name of registrant as specified in its charter)
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Delaware	001-35714	27-0005456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street, Findlay, Ohio 45840
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 422-2121
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interests	MPLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2024, the board of directors of MPLX GP LLC ("MPLX GP"), the general partner of MPLX LP (“MPLX” or the “Partnership”), appointed Maryann T. Mannen as President and Chief Executive Officer, effective August 1, 2024. In this capacity, she will be MPLX’s principal executive officer. Ms. Mannen will succeed Michael J. Hennigan, who will cease to serve as President and Chief Executive Officer effective August 1, 2024. Also effective August 1, 2024, Mr. Hennigan has been elected Executive Chairman of MPLX GP’s board of directors, and Christopher A. Helms will continue to serve as Lead Director. Ms. Mannen will continue to serve as a member of MPLX GP’s board of directors.

Ms. Mannen, 61, has served as the President of Marathon Petroleum Corporation, the indirect owner of MPLX GP and indirect holder of a majority of the Partnership’s outstanding common units (“MPC”), since January 1, 2024, having previously served as Executive Vice President and Chief Financial Officer of MPC since January 25, 2021. Effective August 1, 2024, she has been appointed as Chief Executive Officer of MPC and as a member of MPC’s board of directors. She will continue as President of MPC in addition to her role its Chief Executive Officer. Ms. Mannen has also served as a member of the board of directors of MPLX GP since February 1, 2021. Before joining MPC, Ms. Mannen served as Executive Vice President and Chief Financial Officer of TechnipFMC (a successor to FMC Technologies, Inc.), a global leader in subsea, onshore/offshore, and surface projects for the energy industry, since 2017, having previously served as Executive Vice President and Chief Financial Officer of FMC Technologies, Inc. since 2014, Senior Vice President and Chief Financial Officer since 2011, and in various positions of increasing responsibility with FMC Technologies, Inc. since 1986. Ms. Mannen serves on the board of directors of Owens Corning, where she has served as the audit committee chair since 2019.

MPLX does not directly employ any of the personnel responsible for managing and operating its business. Rather, MPLX contracts with MPC to provide the necessary personnel, all of whom are directly employed by MPC or one of its affiliates. Mr. Hennigan's current annual base salary as MPC’s Chief Executive Officer is $1,750,000, and his current target bonus opportunity under MPC’s annual cash bonus ("ACB") program is equal to 165% of his base salary. His actual bonus is based on performance relative to the performance goals established under the ACB program. Mr. Hennigan's target award value under MPC’s long-term incentive ("LTI") program was $14,800,000 for 2024. Ms. Mannen's current annual base salary as MPC’s President is $1,050,000, and her current target bonus opportunity under MPC’s ACB program is equal to 120% of her base salary. Her actual bonus is based on performance relative to the performance goals established under the ACB program. Ms. Mannen's target award value under MPC’s LTI program was $5,000,000 for 2024. Descriptions of the ACB and LTI programs are included in MPLX’s Annual Report on Form 10-K for the year ended December 31, 2023 (“MPLX’s 10-K”). Mr. Hennigan and Ms. Mannen will also continue to be eligible to participate in MPC’s other benefit plans and programs such as health and life insurance, income protection in a circumstance of long-term and short-term disability and retirement and severance benefits plans, descriptions of which are included in MPLX’s 10-K.

As the new roles of Mr. Hennigan as Executive Chairman and Ms. Mannen as Chief Executive Officer are not effective until August 1, 2024, any associated compensation adjustments have not been determined. The Partnership will file an amendment to this Current Report on Form 8-K disclosing any associated compensation adjustments when they are determined.

Other than with respect to the employment and compensation matters described above, there are no arrangements or understandings between Ms. Mannen and any other persons pursuant to which Ms. Mannen was appointed President and Chief Executive Officer. There are no family relationships between Ms. Mannen and any director or executive officer of the MPLX GP or the Partnership, and Ms. Mannen has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events
On May 13, 2024, the Partnership issued a press release announcing the leadership changes reported above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by MPLX LP on May 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: May 13, 2024	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Chief Legal Officer and Corporate Secretary